EXHIBIT 21.1

MEDCATH CORPORATION SUBSIDIARIES

Name	Jurisdiction of Organization/Incorporation
AHH Management, Inc.	North Carolina
Arizona Heart Hospital, LLC	Arizona
Austin MOB, Inc.	North Carolina
Central Park Medical Office Building, LP	Texas
Center for Cardiac Sleep Medicine, LLC	North Carolina
Colorado Springs Cardiology Services, LLC	Colorado
DTO Management, Inc.	North Carolina
HHBF, Inc.	North Carolina
Harlingen Hospital Management, Inc.	North Carolina
Harlingen Medical Center, LP	North Carolina
Harlingen Partnership Holdings, Inc.	Arizona
Heart Hospital of BK, LLC	North Carolina
DHH Hospital Co., LLC	North Carolina
Heart Hospital IV, L.P.	Texas
Heart Hospital of New Mexico, LLC	New Mexico
HHSA, LP	Texas
HHL Company, LLC	Delaware
HMC Management Company, LLC	North Carolina
HMC Realty, LLC	Texas
Hospital Management IV, Inc.	North Carolina
Hualapai Mountain Medical Center, LLC	Delaware
Hualapai Mountain Medical Center Management, LLC	North Carolina
Hualapai Mountain Medical Profees, LLC	Arizona
Lafayette Hospital Management, Inc.	North Carolina
Louisiana Hospital Management, LLC	North Carolina
MedCath of Arkansas, LLC	North Carolina
MedCath Partners, LLC	North Carolina
MedCath Finance Company, LLC	North Carolina
MedCath Incorporated	North Carolina
MedCath of McAllen, L.P.	North Carolina
MedCath of Texas, Inc.	North Carolina
NM Hospital Management, LLC	North Carolina
San Antonio Hospital Management, Inc.	North Carolina
San Antonio Holdings, Inc.	Arizona
SFHM, Inc.	South Dakota
Sun City Cardiac Center Associates, LLP	Arizona
Venture Holdings, Inc.	Arizona